Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO INVESTMENT AGREEMENT

This AMENDMENT NO. 2 TO INVESTMENT AGREEMENT (this “Amendment”), dated as of March 20, 2013, is entered into by and among LodgeNet Interactive Corporation, a Delaware corporation, and Col-L Acquisition, LLC, a Delaware limited liability company, in its capacity as Purchaser Representative under the Investment Agreement (defined below). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Investment Agreement.

RECITALS

WHEREAS, the parties hereto, together with Col-L Acquisition, Par Investment Partners, the other Purchasers signatory thereto and CCL, in the case of CCL, solely for the purposes of Sections 6.2 and 8.9 thereof, are party to that certain Investment Agreement, dated as of December 30, 2012 (as amended to date, the “Investment Agreement”);

WHEREAS, the parties hereto have previously entered into that certain Amendment No.1 to the Investment Agreement, dated as of January 25, 2013; and

WHEREAS, the parties hereto have agreed to amend the Investment Agreement in accordance with and subject to the terms and conditions set forth herein and therein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.             Amendment to the Investment Agreement.  Section 4.4(b)(x) of the Investment Agreement is hereby amended by deleting the phrase “within fifteen (15) days after the entry of the Confirmation Order by the Bankruptcy Court” and replacing such deleted phrase with “by 11:59 PM ET on April 5, 2013”.

2.             Condition Precedent to Amendment.  This Amendment shall be effective only if Section 5(d)(vii) of the Plan Support Agreement has been amended or simultaneously herewith is amended to replace the words “the first Business Day that is fifteen (15) calendar days following the entry by the Bankruptcy Court of the Confirmation Order” that appear in Section 5(d)(vii) with “April 5, 2013”, to which Purchaser Representative hereby consents.

3.             Effectiveness.  This Amendment shall be effective and binding on the Parties as of the date hereof.

4.             Effect Upon Investment Agreement.  Except as specifically set forth herein, the Investment Agreement shall remain in full force and effect, and is hereby ratified and confirmed.   All future references to the Investment Agreement shall refer to the Investment Agreement, as hereby amended.

5.             Counterparts.  This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed signature page to this Amendment by facsimile or electronic mail shall be effective as delivery of a manually executed signature page to this Amendment.

6.             Governing Law.  To the extent not governed by the Bankruptcy Code, this Amendment shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and performed in such State, without regard to any conflict of laws principles thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

COMPANY

LODGENET INTERACTIVE CORPORATION

By:	/s/ James G. Naro
Name: James G. Naro
Title: Co-Chief Executive Officer, Senior Vice President and General Counsel

[Signature Page to Amendment No.2 to Investment Agreement]

PURCHASER REPRESENTATIVE:

COL-L ACQUISITION, LLC
By: Colony LNET, LLC,
its Manager

By:	/s/ Richard Nanula
Name:	Richard Nanula
Title:	Manager

[Signature Page to Amendment No.2 to Investment Agreement]